UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On October 19, 2015, Cortex Pharmaceuticals, Inc. (the “Company”) announced that the Company’s President and Chief Executive Officer, James S. J. Manuso, Ph.D., will be presenting at the 14th Annual BIO Investor Forum, sponsored by the Biotechnology Industry Organization, at The Parc 55 Hotel, San Francisco, California. Dr. Manuso is scheduled to present at 11:30 a.m. West Coast Time on Tuesday, October 20, 2015.

Dr. Manuso will present details of the Company’s clinical initiatives with respect to dronabinol for obstructive sleep apnea (Phase 2B) and the Ampakine CX-1739 (oral) for opiate induced respiratory depression (Phase 2A) and central sleep apnea (Phase 2B). Additional program and background information will also be provided.

The slide presentation that the Company will be using at the forum is attached as Exhibit 99.1 and is being furnished and not filed pursuant to Item 7.01 of Form 8-K. The presentation will be available by live webcast that can be accessed at:

http://www.veracast.com/webcasts/bio/investorforum2015/48108124757.cfm.

A replay also will be archived at the same web address beginning one hour after the conclusion of the live presentation.

The press release announcing the Company’s participation in the conference is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2015	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ James S. J. Manuso
James S. J. Manuso
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Slide Presentation*

99.2	Press Release dated October 19, 2015*

* Furnished herewith.